UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 28, 2006

Date of Report (Date of earliest event reported)

BIOLASE TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-19627	87-0442441
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

4 Cromwell

Irvine, California 92618

(Address of principal executive offices) (Zip Code)

(949) 361-1200

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into Material Definitive Agreement

On September 28, 2006, Biolase Technology, Inc. (“Biolase” or the “Company”) entered into a Loan and Security Agreement (“Loan Agreement”) with Comerica Bank (the “Lender”). Under the Loan Agreement, the Lender agreed to extend a revolving loan (the “Revolving Line”) to the Company in the maximum principal amount of $10 million. Advances under the Revolving Line may not exceed the lesser of $10 million or the Borrowing Base (80% of eligible accounts receivable and 35% of eligible inventory), less any amounts outstanding under letters of credit or foreign exchange contract reserves. Notwithstanding the foregoing, advances of up to $6 million may be made without regard to the Borrowing Base. The entire unpaid principal amount plus any accrued but unpaid interest and all other amounts due under the Loan Agreement are due and payable in full on September 28, 2008 (the “Maturity Date”), but can be extended by the Company for an additional year upon Lender approval. The Company’s obligations under the Loan Agreement bear interest on the outstanding daily balance thereof at one of the following rates, to be selected by the Company: (i) LIBOR plus 2.50%, or (ii) prime rate, as announced by the Lender, plus 0.25%. As security for the payment and performance of the Company’s obligations under the Loan Agreement, the Company granted the Lender a first priority security interest in existing and later-acquired Collateral (as defined in the Loan Agreement, and which excludes intellectual property).

The Loan Agreement requires compliance with certain financial covenants, including: (i) minimum effective tangible net worth; (ii) maximum leverage ratio; (iii) minimum cash amount at Lender of $6 million; and (iv) minimum liquidity ratio. The Loan Agreement also contains covenants that require Lender’s prior written consent for the Company, among other things, to: (i) transfer any part of its business or property; (ii) make any changes in the Company’s location or name, or replace its CEO or CFO; (iii) consummate mergers or acquisitions; (iv) incur liens; or, (v) pay dividends or repurchase stock. The Loan Agreement contains customary events of default, any one of which will result in the right of the Lender to, among other things, accelerate all obligations under the Loan Agreement, set-off obligations under the Loan Agreement against any balances or deposits of the Company held by the bank, or sell the Collateral.

The description of the Loan Agreement set forth herein is qualified in its entirety by reference to the full text of the Loan Agreement, filed as Exhibit 10.1 to this Current Report on Form 8-K.

Subsidiary Guaranty

Certain subsidiaries of the Company have entered into unconditional guaranties, dated as of September 28, 2006 (each an “Unconditional Guarantee”), pursuant to which such subsidiaries have guaranteed the payment and performance of the obligations of the Company under the Loan Agreement. The description of the Unconditional Guaranty set forth herein is qualified in its entirety by reference to the full text of the Unconditional Guaranty, filed as Exhibits 10.2 and 10.3 to this Current Report on Form 8-K.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information in Item 1.01 of this Current Report on Form 8-K is hereby incorporated into this Item 2.03 by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit 10.1	Loan and Security Agreement entered into as of September 28, 2006, by and between Comerica Bank and Biolase Technology, Inc.

Exhibit 10.2	Unconditional Guaranty, dated as of September 28, 2006, by BL Acquisition Corp. for the benefit of Comerica Bank under the Loan Agreement.

Exhibit 10.3	Unconditional Guaranty, dated as of September 28, 2006, by BL Acquisition II Inc. for the benefit of Comerica Bank under the Loan Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOLASE TECHNOLOGY, INC.

Date: October 4, 2006	By:	/s/ Richard L. Harrison
Richard L. Harrison
Executive Vice President,
Chief Financial Officer & Secretary